300 East Lombard Streer, 18th Floor Baltimore, MD 21202-3268 TEL 410.528.5600 FAX 410.528.5650 www.ballardspahr.com	Exhibit 5.1

August 9, 2013

Ramco-Gershenson Properties Trust

31500 Northwestern Highway

Suite 300

Farmington Hills, Michigan 48334

Re:	Ramco-Gershenson Properties Trust, a Maryland real estate investment trust (the “Company”) – Registration Statement on Form S-3 pertaining to the registration of an unspecified amount of: (i) common shares of beneficial interest of the Company, par value $.01 per share (“Common Shares”); (ii) preferred shares of beneficial interest of the Company, par value $.01 per share (“Preferred Shares”); (iii) warrants to purchase Common Shares or Preferred Shares (“Warrants”); (iv) rights (“Rights”) to purchase Common Shares, Preferred Shares or other securities of the Company (collectively, the “Right Property”); (v) debt securities of the Company (“Debt Securities”); and (vi) depositary shares representing Preferred Shares (“Depositary Shares”)

Ladies and Gentlemen:

We have acted as Maryland real estate investment trust counsel to the Company in connection with the registration of Common Shares, Preferred Shares, Warrants, Rights, Debt Securities and Depositary Shares (each a “Security” and collectively, the “Securities”) under the Securities Act of 1933, as amended (the “Act”), by the Company on Form S-3 (the “Registration Statement”), filed or to be filed with the United States Securities and Exchange Commission (the “Commission”) on or about the date hereof. You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland real estate investment trust counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)

the declaration of trust of the Company (the “Declaration of Trust”) represented by Articles of Amendment and Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on October 2, 1997, Articles Supplementary filed with the Department on October 2, 1997, Articles of Merger filed with the Department on December 18, 1997 and December 31, 1997, a Certificate of Correction filed with the Department on April 23, 2002, Articles Supplementary filed with the Department on November 8, 2002, Articles Supplementary filed with the Department on June 1, 2004, Articles

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Ramco-Gershenson Properties Trust

August 9, 2013

Supplementary filed with the Department on June 9, 2005, Articles of Amendment filed with the Department on June 9, 2005, Articles Supplementary filed with the Department on December 12, 2007, Articles Supplementary filed with the Department on April 2, 2009, Articles Supplementary filed with the Department on September 8, 2009, Articles of Amendment filed with the Department on June 9, 2010, Articles of Restatement filed with the Department on June 9, 2010, Articles of Amendment filed with the Department on April 5, 2011, Articles Supplementary filed with the Department on April 5, 2011, Articles Supplementary filed with the Department on April 28, 2011, Articles of Amendment filed with the Department on September 21, 2012 and Articles of Amendment filed with the Department on July 31, 2013;

(ii)	the Amended and Restated Bylaws of the Company, adopted as of February 23, 2012 (the “Bylaws”);

(iii)	the Written Consent of Trustees in Lieu of Organization Meeting, dated as of October 2, 1997 (the “Organizational Resolutions”);

(iv)	resolutions adopted by the Board of Trustees of the Company (the “Board of Trustees”) on or as of July 29, 2013 (the “Trustees’ Resolutions”);

(v)	the Registration Statement and the related form of prospectus included therein (the “Prospectus”), in substantially the form filed or to be filed with the Commission pursuant to the Act;

(vi)	a certificate of Gregory R. Andrews, Chief Financial Officer and Secretary of the Company, dated as of a recent date (the “Officer’s Certificate”), to the effect that, among other things, the Declaration of Trust, the Bylaws, the Organizational Resolutions and the Trustees’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officer’s Certificate;

(vii)	a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly formed and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland; and

(viii)	such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinion set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

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Ramco-Gershenson Properties Trust

August 9, 2013

(c)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)	the Officer’s Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

(e)	the resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Board of Trustees subsequent to the date hereof, including, but not limited to, the adoption of all resolutions and the taking of all actions necessary to authorize the issuance and sale of the Securities in accordance with the procedures set forth in Paragraphs 2, 3, 4, 5, 6 and 7 below, will occur at duly called meetings at which a quorum of the incumbent trustees of the Company is present and acting throughout, or by unanimous written consent of all incumbent trustees, all in accordance with the Declaration of Trust and Bylaws of the Company and applicable law;

(f)	the number of Preferred Shares of each class or series and the number of Common Shares to be offered and sold subsequent to the date hereof as Securities under the Registration Statement, together with the number of Preferred Shares of each class or series and the number of Common Shares issuable upon the conversion or exchange (or exercise in the case of Warrants or Rights) of any Securities offered and sold subsequent to the date hereof, will not, in the aggregate, exceed the number of Preferred Shares of each class or series, and the number of Common Shares, respectively, authorized in the Declaration of Trust of the Company, less the number of Preferred Shares of each class or series and the number of Common Shares, respectively, authorized and reserved for issuance and issued and outstanding on the date subsequent to the date hereof on which the Securities are authorized, the date subsequent to the date hereof on which the Securities are issued and delivered, the date subsequent to the date hereof on which any Securities are converted into, or exchanged or exercised for, Common Shares or Preferred Shares, respectively, and the date subsequent to the date hereof on which Preferred Shares and Common Shares, respectively, are issued pursuant to the conversion, exchange or exercise of such Securities;

(g)

none of the terms of any of the Securities or any agreements related thereto to be established subsequent to the date hereof, nor the issuance or delivery of any such Securities containing such terms established subsequent to the date hereof, nor the compliance by the Company with the terms of any such Securities or

BALLARD SPAHR LLP

Ramco-Gershenson Properties Trust

August 9, 2013

agreements established subsequent to the date hereof will violate any applicable law or will conflict with, or result in a breach or violation of, the Declaration of Trust or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company;

(h)	the form of certificate or other instrument or document representing the Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Maryland law;

(i)	all Debt Securities to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding indenture or other similar instrument entered into between the Company and a trustee to be named therein, which is enforceable against the parties thereto in accordance with its terms and conforms to the description thereof set forth in the Prospectus and the prospectus supplement relating to such Debt Securities;

(j)	all Warrants to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding warrant agreement or other similar instrument entered into between the Company and a warrant agent to be named therein, which is enforceable against the parties thereto in accordance with its terms and conforms to the description thereof set forth in the Prospectus and the prospectus supplement relating to such Warrants;

(k)	all Rights to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding rights agreement or other similar instrument entered into between the Company and a rights agent to be named therein, which is enforceable against the parties thereto in accordance with its terms and conforms to the description thereof set forth in the Prospectus and the prospectus supplement relating to such Rights;

(l)	all Depositary Shares to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding deposit agreement or other similar instrument entered into among the Company, a depositary to be named therein and the holders from time to time of the depositary receipts which will evidence the Depositary Shares, which is enforceable against the parties thereto in accordance with its terms and conforms to the description thereof set forth in the Prospectus and the prospectus supplement relating to such Depositary Shares;

(m)	none of the Securities to be offered and sold subsequent to the date hereof, and none of the Preferred Shares or Common Shares, or any other securities of the Company, issuable upon the conversion or exchange (or exercise in the case of Warrants or Rights) of any such Securities, will be issued in violation of the provisions of Article VII of the Declaration of Trust of the Company relating to restrictions on ownership and transfer of shares of beneficial interest of the Company; and

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Ramco-Gershenson Properties Trust

August 9, 2013

(n)	none of the Securities to be offered and sold subsequent to the date hereof, and none of the Preferred Shares or Common Shares, or any other securities of the Company, issuable upon the conversion or exchange (or exercise in the case of Warrants or Rights) of any such Securities, will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), in violation of Section 3-602 of the MGCL.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(1) The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland.

(2) Upon due authorization by the Board of Trustees of a designated number of Common Shares for issuance at a minimum price or value of consideration to be set by the Board of Trustees, all necessary real estate investment trust action on the part of the Company will have been taken to authorize the issuance and sale of such Common Shares, and when such Common Shares are issued and delivered against payment of the consideration therefor as set by the Board of Trustees, such Common Shares will be validly issued, fully paid and non-assessable.

(3) Upon: (a) designation by the Board of Trustees of one or more classes or series of Preferred Shares to distinguish each such class or series from any other existing class or series of Preferred Shares; (b) setting by the Board of Trustees of the number of Preferred Shares to be included in such class or series; (c) establishment by the Board of Trustees of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such class or series of Preferred Shares; (d) filing by the Company with the Department of articles supplementary setting forth a description of such class or series of Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Trustees and a statement that such class or series of Preferred Shares has been classified by the Board of Trustees under the authority contained in the Declaration of Trust, and the acceptance for record by the Department of such articles supplementary; (e) due authorization by the Board of Trustees of a designated number of shares of such class or series of Preferred Shares for issuance at a minimum price or value of consideration to be set by the Board of Trustees; and (f) reservation and due authorization by the Board of Trustees of any shares of any other class or series of Preferred Shares and/or any Common Shares issuable upon conversion of such class or series of Preferred Shares in accordance with the procedures set forth in this Paragraph 3 and in Paragraph 2 above, respectively, all necessary real estate investment trust action on the part of the Company will have been taken to authorize the issuance and sale of the shares of such class or series of Preferred Shares and when such shares of such class or series of Preferred Shares are issued and delivered against payment of the consideration therefor as set by the Board of Trustees, such shares of such class or series of Preferred Shares will be validly issued, fully paid and non-assessable.

BALLARD SPAHR LLP

Ramco-Gershenson Properties Trust

August 9, 2013

(4) Upon: (a) designation and titling by the Board of Trustees of the Warrants; (b) due authorization by the Board of Trustees of the form, terms, execution and delivery by the Company of a warrant agreement or other similar instrument relating to the Warrants; (c) setting by the Board of Trustees of the number of Warrants to be issued; (d) establishment by the Board of Trustees of the terms, conditions and provisions of the Warrants; (e) due authorization by the Board of Trustees of the Warrants for issuance at a minimum price or value of consideration to be set by the Board of Trustees; and (f) reservation and due authorization by the Board of Trustees of the Common Shares and the Preferred Shares of the Company issuable upon exercise of such Warrants in accordance with the procedures set forth in Paragraphs 2 and 3 above, at a minimum price or value of consideration to be set by the Board of Trustees, all necessary real estate investment trust action on the part of the Company will have been taken to authorize the execution, delivery, issuance and sale of the Warrants.

(5) Upon: (a) designation and titling by the Board of Trustees of the Rights; (b) due authorization by the Board of Trustees of the form, terms, execution and delivery by the Company of a rights agreement or other similar instrument relating to the Rights; (c) setting by the Board of Trustees of the number of Rights to be issued; (d) establishment by the Board of Trustees of the terms, conditions and provisions of the Rights and establishment by the Board of Trustees of the applicable Right Property; (e) due authorization by the Board of Trustees of the Rights for issuance at a minimum price or value of consideration to be set by the Board of Trustees; and (f) reservation and due authorization by the Board of Trustees of the issuance of any Common Shares and/or Preferred Shares issuable upon exercise of the Rights in accordance with the procedures set forth in Paragraphs 2 and 3 above, respectively, and/or due authorization by the Board of Trustees of any other securities of the Company issuable upon exercise of the Rights in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Trustees, at a minimum price or value of consideration to be set by the Board of Trustees, all necessary real estate investment trust action on the part of the Company will have been taken to authorize such Rights.

(6) The Company has the real estate investment trust power to create the obligation to be evidenced by the Debt Securities, and upon: (a) designation and titling by the Board of Trustees of the Debt Securities; (b) establishment by the Board of Trustees of the terms, conditions and provisions of such Debt Securities; (c) establishment by the Board of Trustees of the aggregate principal amount of any such Debt Securities and any limit on such aggregate principal amount; (d) due authorization by the Board of Trustees of the form, terms, execution and delivery of an indenture or other similar instrument relating to the Debt Securities; (e) due authorization by the Board of Trustees of such Debt Securities for issuance at a minimum price or value of consideration to be set by the Board of Trustees; and (f) reservation and due authorization by the Board of Trustees of the issuance of any Common Shares and/or Preferred Shares issuable upon conversion of,

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Ramco-Gershenson Properties Trust

August 9, 2013

or in exchange for, the Debt Securities in accordance with the procedures set forth in Paragraphs 2 and 3 above, respectively; due authorization by the Board of Trustees of any Debt Securities of another series issuable upon conversion of, or in exchange for, the Debt Securities in accordance with the procedures set forth in this Paragraph 6; and/or the due authorization by the Board of Trustees of any other securities of the Company issuable upon conversion of, or in exchange for, the Debt Securities in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Trustees, at a minimum price or value of consideration to be set by the Board of Trustees, all necessary real estate investment trust action on the part of the Company will have been taken to authorize such Debt Securities.

(7) The Company has the real estate investment trust power to enter into deposit agreements, and upon completion of the procedures set forth in Paragraph 3 above for the issuance of Preferred Shares of any class or series, and due authorization and approval by the Board of Trustees of a deposit agreement and the delivery of Depositary Shares pursuant to such deposit agreement, due execution of such deposit agreement on behalf of the Company, and compliance with the conditions established by the Board of Trustees for the delivery of the Depositary Shares, such Depositary Shares will have been duly authorized by all necessary real estate investment trust action on the part of the Company and such Depositary Shares may be delivered by or on behalf of the Company, and the Preferred Shares represented by the Depositary Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP